SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2006

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                At the Annual Meeting of Stockholders of Conceptus, Inc. (“the Company”) held on June 7, 2006, the Company’s stockholders approved the Eighth Amended and Restated 2001 Equity Incentive Plan (the “2001 Plan”) to increase the number of the shares of Common Stock reserved for issuance thereunder by 1,500,000 shares and an amendment to the 1995 Employee Stock Purchase Plan (the “ESPP”) to increase the number of the shares of Common Stock reserved for issuance thereunder by 160,000 shares.

The 2001 Plan and the amendment to the ESPP were each adopted by the Company’s Board of Directors in April 2006, subject to the approval by the Company’s stockholders, and became effective with such stockholder approval on June 7, 2006.  The 2001 Plan and the amendment to the ESPP were filed as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2006. The foregoing description of the 2001 Plan and the amendment to the ESPP is qualified in its entirety by reference to the Eighth Amended and Restated 2001 Equity Incentive Plan and the Third Amendment to the 1995 Employee Stock Purchase Plan.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregroy E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:  June 8, 2006